EXHIBIT 21

              LIST OF SUBSIDIARIES OF NANOPIERCE TECHNOLOGIES, INC.

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                   STATE OF        DATE OF
     NAME        INCORPORATION  INCORPORATION  DOING BUSINESS AS
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
NanoPierce       Nevada, USA    January 2002   NanoPierce
Connection                                     Connection
Systems, Inc.                                  Systems, Inc.
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ExypnoTech, LLC  Colorado, USA  June 2004      ExypnoTech, LLC
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